EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-48355/48355-01) and the Registration Statements on Form S-8 (Nos. 33-52810, 33-77168, 33-89298, 33-80439, 333-20993, 333-42241, 333-61669, 333-80027, 333-72758, 333-96011 and 333-113114) of Tommy Hilfiger Corporation of our report dated May 27, 2004 relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

June 14, 2004